UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2023

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Madison Avenue, Morristown, NJ 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 24, 2023, Intercept Pharmaceuticals, Inc. (the “Company”) and its subsidiary Intercept Pharma Europe Limited (“IPEL”) (collectively, “Intercept”) entered into two separate settlement agreements with (1) Apotex Inc. and Apotex Corp. (collectively, “Apotex”) and (2) MSN Pharmaceuticals, Inc. and MSN Laboratories Private Limited (collectively, “MSN”) resolving the previously disclosed patent litigations concerning the submissions by Apotex and MSN of Abbreviated New Drug Applications (“ANDAs”) seeking approval to market generic versions of Ocaliva® (obeticholic acid) 5 mg and 10 mg tablets prior to expiration of the Company’s Orange Book listed patents.

Under the terms of the agreements, Intercept granted Apotex and MSN non-exclusive, non-sublicensable, non-transferable, royalty-free licenses to commercialize their generic versions of Ocaliva in the United States commencing, respectively, on September 1, 2031, and January 1, 2032, or in each case earlier under certain circumstances. The parties will file the settlement agreements with the Federal Trade Commission and the Department of Justice pursuant to applicable law.

As a result of these settlements, and previously disclosed settlements with other generic drug manufacturers, the Company has fully resolved the patent infringement case in the United States District Court for the District of Delaware that was scheduled for trial on February 27, 2023, and the case has been terminated by the Court. Similar patent litigation previously disclosed by the Company against another ANDA filer seeking approval to market generic Ocaliva remains pending, with trial scheduled for July 22, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

	By:	/s/ Rocco Venezia
	Name:	Rocco Venezia
	Title:	Chief Accounting Officer

Date: February 27, 2023